Exhibit 23.2






                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of HS Resources, Inc. 401(k) & Profit Sharing Plan as of December 31, 2000 dated June 22, 2001, included in this Form 11-K into the Company's previously filed Registration Statements on Form S-8 (No. 333-66440).

                                                         /s/ Arthur Andersen LLP

Denver, Colorado
June 24, 2002